        As filed with the Securities and Exchange Commission on March 13, 1997
                              Registration No.                         --
                                              ---------

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                            ------------------------------
                                REGISTRATION STATEMENT
                                          on
                                       FORM S-8
                                        UNDER
                              THE SECURITIES ACT OF 1933
                            ------------------------------
                               MACROVISION CORPORATION
                [Exact name of Registrant as specified in its charter]

                                       Delaware              77-0156161
                             (State or other jurisdiction (I.R.S. Employer
                                  of incorporation)     Identification No.)
                            ------------------------------
                                  1341 Orleans Drive
                             Sunnyvale, California  94089
                                    (408) 743-8600
            (Address and Telephone Number of Principal Executive Offices)

                      MACROVISION CORPORATION STOCK OPTION PLAN

                  MACROVISION CORPORATION 1996 EQUITY INCENTIVE PLAN

              MACROVISION CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN

               MACROVISION CORPORATION 1996 DIRECTORS STOCK OPTION PLAN

                              (Full title of the Plans)
                            ------------------------------
                                   Victor A. Viegas
                               Chief Financial Officer
                               Macrovision Corporation
                                  1341 Orleans Drive
                             Sunnyvale, California 94089
                                    (408) 743-8600
              (Name, address and telephone number of agent for service)

                                      Copies to:

                                David W. Herbst, Esq.
                                Sanjiv S. Dhawan, Esq.
                                  Wise & Shepard LLP
                              3030 Hansen Way, Suite 100
                             Palo Alto, California 94304
                                    (415) 856-1200



                 Approximate date of commencement of proposed sales:
                      From time to time after the effective date
                            of this Registration Statement

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This registration statement, including all exhibits and attachments, contains
18 pages. The exhibit index may be found on page 10 of the consecutively numbered pages of the registration statement.



                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
   Title of each                       Proposed         Proposed    Amount of
     class of        Amount to be       maximum         maximum    registration
 securities to be   registered(2)   offering price     aggregate       fee
  registered (1)                       per share        offering
                                                        price(3)
--------------------------------------------------------------------------------
   Common Stock,      1,280,390           (3)         $7,404,353.10   $2,243.74
 Par Value $0.001
--------------------------------------------------------------------------------

(1) The securities to be registered include options and rights to acquire such Common Stock.

(2) A maximum of 394,655 shares of common stock were reserved for issuance under the Macrovision Corporation 1996 Equity Incentive Plan (the "Equity Incentive Plan"), a maximum of 140,000 shares of common stock were reserved for issuance under the Macrovision Corporation 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), and a maximum of 60,000 shares were reserved for issuance under the Macrovision Corporation 1996 Directors Stock Option Plan (the "Directors Stock Option Plan"). All shares reserved for issuance under the Equity Incentive Plan, the Employee Stock Purchase Plan, and the Directors Stock Option Plan are being registered hereunder. Options to purchase an aggregate of 685,735 shares of common stock are outstanding under the Macrovision Corporation Stock Option Plan (the "Stock Option Plan"), all of which also are being registered hereunder.

(3) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: (i) under the Equity Incentive Plan all 394,655 shares of common stock are reserved for issuance upon exercise of options, rights and other awards to be granted in the future; (ii) under the Employee Stock Purchase Plan, all 140,000 shares of common stock are reserved for issuance upon exercise of purchase rights to be granted in the future; (iii) under the Directors Stock Option Plan, all 60,000 shares of common stock are reserved for issuance upon exercise of options to be granted in the future; and (iv) under the Stock Option Plan, 611,900 shares of common stock are subject to outstanding options with an exercise price of $2.70 per share, 42,768 shares of common stock are subject to outstanding options with an exercise price of $7.20 per share, 27,734 shares of common stock are subject to outstanding options with an exercise price of $2.25 per share, and 3,333 shares of common stock are subject to outstanding options with an exercise price of $9.00 per share. Pursuant to Rule 457(h), for 394,655 shares of common stock under the Equity Incentive Plan, 140,000 shares of common stock under the Employee Stock Purchase Plan, and 60,000 shares of common stock under the Directors Stock Option Plan, the Proposed Maximum Offering Price Per Share is $9.00 per share of common stock.

                                        PART I


ITEM 1.  PLAN INFORMATION.

    Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

    Not required to be filed with this Registration Statement.
             ------------------------------------------------------------

                                       PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents which have heretofore been filed with the Securities and Exchange Commission (the "Commission") by Macrovision Corporation, a Delaware Corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

    (a) The final prospectus used in connection with the Company's initial public offering of the Company's common stock, par value $0.001 per share (the "Common Stock"), as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on March 13, 1997. The prospectus is included in the Company's Registration Statement on Form
SB-2 (No. 333-19373).

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above.

    (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on January 22, 1997, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date that this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Wise & Shepard LLP. As of March 12, 1997, David
W. Herbst, a partner of Wise & Shepard LLP, beneficially owned 11,942 shares of the Common Stock of the Company. These shares of Common Stock were acquired in two unrelated transactions in 1991.

Item 6.  Indemnification of Directors and Officers.

    As permitted by Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide that: (i) the Company is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Company may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Company is required to advance expenses, as incurred, to its directors and executive officers in connection with a proceeding; (iv) the rights conferred in the Bylaws are not exclusive and the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents; (v) the Company may not retroactively apply any amendment of the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith if his or her action is based on the records or books of account of the Company or on information supplied to him or her by officers of the Company in the course of their duties or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by independent certified public accountants or appraisers or other experts.

    The Company intends to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Company, on account of their services as directors, officers, employees or agents of the Company or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Company.

    The indemnification agreement requires a director or executive officer to reimburse the Company for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any vote of the stockholders or vote of directors or otherwise.

    The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Company and its directors and executive officers, may be sufficiently broad to permit indemnification of the Company's directors and executive officers for liabilities arising under the Securities Act.

    As authorized by the Company's Bylaws, the Company, with approval by the Company's Board of Directors, has applied for, and expects to obtain, directors and officers liability insurance with a per claim and annual aggregate coverage limit of up to $5,000,000.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    See Exhibit Index on page 10 hereof.

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 12th day of March, 1997.

                                  MACROVISION CORPORATION

                                  By:
                                         /s/ John O. Ryan
                                       ------------------
                                       John O. Ryan
                                       CHIEF EXECUTIVE OFFICER

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John O. Ryan, William A. Krepick, Richard
S. Matuszak and Victor A. Viegas, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

        NAME                          TITLE                     DATE
    -------------                 -------------                 -------------

    PRINCIPAL EXECUTIVE OFFICER:

                                  Chairman of the Board of
                                  Directors, Chief
    /s/ John O. Ryan              Executive Officer and a       March 12, 1997
    -------------------------     Director
    John O. Ryan



    PRINCIPAL FINANCIAL OFFICER
    AND PRINCIPAL ACCOUNTING
    OFFICER:


                                  Vice President, Finance
    /s/ Victor A. Viegas          and Administration and        March 12,1997
    -------------------------     Chief Financial Officer
    Victor A. Viegas

    ADDITIONAL DIRECTORS:


    /s/ William A. Krepick        President, Chief Operating    March 12, 1997
    -------------------------     Officer and Director
    William A. Krepick

    /s/ Richard S. Matuszak       Director                      March 12, 1997
    -------------------------
    Richard S. Matuszak

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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                   ----------------

                                       EXHIBITS

                                      filed with

                                Registration Statement

                                          On

                                       Form S-8

                                        Under

                              The Securities Act of 1933

                                   ---------------


                               Macrovision Corporation
                  (Exact name of issuer as specified in its charter)

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                                                                              9

                                    EXHIBIT INDEX

                             ---------------------------

                                                                    SEQUENTIAL
 EXHIBIT NUMBER                     DESCRIPTION                     PAGE NUMBER
 --------------                     -----------                     -----------

      4.1        The   Amended   and   Restated   Certificate   of
                 Incorporation of the  Company is incorporated  by
                 reference  to  Exhibit  3.02   to  the  Company's
                 Registration Statement on Form SB-2 (File No. 333-19373), as amended by Amendment No. 1 filed
                 with   the  Commission   on   January  8,   1997,
                 Amendment  No.  2 filed  with  the  Commission on
                 January 22, 1997, Amendment No.  3 filed with the
                 Commission on  February 11,  1997, and  Amendment
                 No. 4 filed  with the Commission on  February 28,
                 1997 (  the "Registration  Statement on Form
                 SB-2").                                               ------

      4.2        The Amended  and Restated Bylaws  of the  Company
                 is  incorporated by reference  to Exhibit 3.04 to
                 the Company's Registration Statement on Form
                 SB-2.                                                 ------

      4.3        The  Macrovision  Corporation  Stock Option  Plan
                 and   related   documents  are   incorporated  by
                 reference  to  Exhibit  10.01  to  the  Company's
                 Registration Statement on Form SB-2                   ------

      4.4        The   Macrovision    Corporation   1996    Equity
                 Incentive   Plan   and   related  documents   are
                 incorporated  by  reference to  Exhibit  10.02 to
                 the Company's Registration Statement  on Form
                 SB-2                                                  ------

      4.5        The Macrovision Corporation 1996  Directors Stock
                 Option   Plan   and    related   documents    are
                 incorporated  by  reference to  Exhibit  10.03 to
                 the Company's Registration Statement  on Form
                 SB-2                                                  ------

      4.6        The Macrovision Corporation  1996 Employee  Stock
                 Purchase   Plan   and   related   documents   are
                 incorporated  by  reference to  Exhibit  10.04 to
                 the Company's Registration Statement  on Form
                 SB-2                                                  ------

      5.1        Opinion of Wise & Shepard LLP                           13

     23.1        Consent of Wise & Shepard LLP ( included in
                 Exhibit 5.1)                                          ------

      23.2       Consent of KPMG Peat Marwick LLP                        16

      23.3       Consent of Ernst & Young LLP                            18

      24         Power of Attorney (included on signature page
                 hereto)                                               ------